EXHIBIT 10

                            RESTATED PROMISSORY NOTE

$3,748,687                                      November 13, 1997

          FOR VALUE RECEIVED, the undersigned, GULLEDGE REALTY INVESTORS II, L.P., a Virginia limited partnership (the "Maker"), promises to pay to the order of Hawthorn Ridge Apartment Investors, L.L.C., an Illinois limited liability company (the "Payee"), c/o Alan A. Fox, 7366 Lincoln Avenue, Lincolnwood, Illinois 60646, or at such other place as the holder hereof may from time to time designate, the principal sum of Three Million Seven Hundred Forty-Eight Thousand Six Hundred Eighty-Seven Dollars ($3,748,687) plus simple interest thereon at the rate of nine percent (9%) per annum, in accordance with the following terms and conditions:

          1. BACKGROUND. This Restated Promissory Note (the "Note") is a restatement of a series of twenty-seven (27) notes ("Original Notes") that emanated from a purchase by Hawthorn Housing Limited Partnership ("Hawthorn Housing"), an Illinois Limited Partnership, from Hawthorn Ridge Associates, an Illinois limited partnership ("Hawthorn Ridge"), of an apartment complex in Woodridge, DuPage County, Illinois known as "Hawthorn Ridge Apartments" (the "Project"). The Original Notes were secured by a Security Agreement dated November 6, 1984 (the "Original Security Agreement"). Hawthorn Ridge assigned the Original Notes to Payee. Upon execution and delivery of this Note by the Maker, a limited partner of Hawthorn Housing, the Original Notes are restated to this Note and the Original Security Agreement is terminated. The Maker and Payee have entered into a Security Agreement of even date herewith ("Security Agreement") as security for this Note.

          2. PRINCIPAL AMOUNT. As of the date of this Note, the outstanding principal amount, plus accrued interest, is Three Million Seven Hundred Forty-Eight Thousand Six Hundred Eighty-Seven Dollars ($3,748,687).

          3. PAYMENT TERMS. Except with respect to prepayments described in 4 below, principal and interest under this Note shall be payable solely from Distributed Cash (as defined below), if any, as follows:

             (A) On April 1 of each year, (1) One Hundred Thousand Dollars from Distributed Cash; and (2) ninety-two percent (92%) of the balance of Distributed Cash.

             (B) On June 30, 2002, all accrued interest and principal from Distributed Cash. Any payment of principal or interest not made when due shall bear interest at the rate of eleven percent (11%) per annum from the due date.

          4. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty. Payments on this Note shall be credited first to interest then due and the remainder to principal.

          5. NON-RECOURSE DEBT. The Maker, all partners of the Maker (general and limited), and its and their heirs, personal or legal representatives, successors, and assigns, shall have no personal liability for the payment of this Note, the indebtedness evidenced by this Note, or the performance of the covenants or any agreements securing this Note. In the event of a default,
(a) the Payee and its successors and assigns shall not seek or accept any judgment for a deficiency against the Maker, any partner of the Maker, or any of its or their heirs, personal or legal representatives, successors or assigns, in any action to foreclose under any agreement given as security for this Note and
(b) in the event that any suit is brought under this Note or any agreement given as security for this Note, or under any other claim founded in law or in equity, whether before or after maturity or acceleration, by passage of time or otherwise, any judgment obtained in, or as a result of, such suit may be enforceable and/or enforced solely against the property securing this Note.

          6. DISTRIBUTED CASH. "Distributed Cash" shall mean all cash distributions of any type or kind to the Maker as a limited partner of Hawthorn Housing, less, to the extent paid, (i) an annual cumulative consulting fee of Twenty-Five Thousand Dollars ($25,000) payable to Alan A. Fox, and (ii) an annual cumulative fee of Nineteen Thousand Dollars ($19,000) payable to the General Partner of the Maker.

          7. DEFAULT; REMEDIES. The Note shall be immediately due and payable in the event of any "Prohibited Transaction" (as defined herein), without the prior written consent of Payee. Any (a) conveyance, sale, lease with option of sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Project, or any part thereof or interest therein, or (b) borrowing of money by Hawthorn Housing or Maker which is senior to the Note, or (c) conveyance, sale, lease with option of sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Maker's interest in Hawthorn Housing, or any part thereof or interest therein shall constitute a "Prohibited Transaction", in each case whether any such conveyance, sale, lease with option of sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly, voluntarily or involuntarily, by Maker or any third party, by operation of law or otherwise.

             The occurrence of any one of the following events shall constitute a default by the Maker ("Event of Default") under this Note: (a) if Maker fails to pay any amount required under the Note when due and payable; (b) if Maker fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note which is required to be performed, kept, or observed by Maker; (c) if any of Maker's assets are attached, seized, subjected to a will of distress warrant, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or (d) if Maker becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed by or against Maker, if Maker shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Maker for its dissolution or liquidation, or upon appointment of a conservator for all or any portion of Maker's assets.

             Upon the occurrence of an Event of Default, at Payee's option, without notice by Payee to or demand by Payee, all of Maker's Notes shall be due and payable forthwith. payee may, in addition, pursue each and every other right, remedy and power under this Note and at law and in equity.

             All of Payee's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Payee of any partial payment made hereunder after the time when any amount under the Note becomes due and payable will not establish a custom, or waive any rights of Payee to enforce prompt payment hereof. Payee's failure to require strict performance by Maker of any provision of this Note shall not waive, affect or diminish any right of Payee thereafter to demand strict compliance and performance therewith. Any waiver of any Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Maker and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Payee may do in this regard. Maker further waives any and all notice or demand to which maker might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

             Maker agrees to pay, upon Payee's demand therefor, any and all costs, fees and expenses (including attorney's fees, costs and expenses) incurred by Payee (a) in enforcing any of Payee's rights hereunder, and (b) in representing Payee in any litigation contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Payee, Maker or any other person), in any way relating to this Note, and to the extent not paid the same shall become part of Maker's liabilities hereunder.

          8. APPLICABLE LAW. This Note shall be construed pursuant to the laws of the State of Illinois and shall be binding on the undersigned and on its successors and assigns.

          IN WITNESS WHEREOF, this Note has been executed as of the date written above.

                              GULLEDGE REALTY INVESTORS II, L.P.

                              By:   GULL-AGE Properties, Inc.
                                    Managing General Partner


                                    /s/Robert J. Herleth
                                    Robert J. Herleth
                                    Vice President